UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
November 1, 2013
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RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)

(213) 687-7700
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 1, 2013 Reliance Steel & Aluminum Co. (the “Company”) announced that, through its wholly-owned subsidiary American Metals Corporation, it has acquired Haskins Steel Co., Inc. (“Haskins”), located in Spokane, Washington.  Founded in 1955, Haskins processes and distributes primarily carbon steel and aluminum products of various shapes and sizes to a diverse customer base in the Pacific Northwest. Haskins’ net sales in the twelve months ended December 31, 2012 were approximately $31.5 million. Haskins will operate as a wholly-owned subsidiary of American Metals Corporation and current management will remain in place.  The acquisition was funded with borrowings under the Company’s existing revolving credit facility.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated November 1, 2013 announcing the acquisition.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

	Exhibit No.	Description
	99.1	Press Release dated November 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated:	November 1, 2013	By	/s/ William A. Smith II
William A. Smith II
Vice President, General Counsel and
Corporate Secretary

RELIANCE STEEL & ALUMINUM CO.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated November 1, 2013.

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